Exhibit 99.1

Graf / Velodyne Lidar Business Combination Announcement Transcript

July 2, 2020

Jim Graf: Good morning, everyone. I'm James Graf, CEO and founder of Graf Industrial Corp. Joining me today is Anand Gopalan the CEO of Velodyne Lidar. Drew Hamer, the CFO of Velodyne Lidar, and my partner, Michael Dee. My box says Michael Dee. But I'm, in fact, James Graf. I want to thank you all for joining us today on this conference call. It's a very exciting day for us. Along with my partner, Michael Dee, we're extremely excited and honored to introduce you to Velodyne Lidar, who we announced this morning as the business combination partner for our SPAC Graf Industrial. We know a lot of you on the phone in connection with our IPO and my previous four SPACs. For Graf, as some of you know, we really wanted to focus on situations where there was a very clear catalyst for growth, where there was an obvious acquisition, as we had with William Scotsman, or there was some other kind of clear inflection point like where there are big contracts in-hand, that give you clear visibility on future growth. We wanted to find an opportunity that [you can use that] could use the cash from the SPAC and public markets access to take advantage of a big and exciting industry, and we believe we clearly found that with Velodyne Lidar.

Jim Graf: You can move- move forward to page five, please. One more.

Jim Graf: So this morning, we signed a definitive merger agreement with Velodyne Lidar, and thanks to the tireless efforts of the Company, we expect to be in a position to file our full proxy in the near term with an anticipated closing of the business combination in the current quarter. The combined business will be named Velodyne Lidar, it will be Delaware corporation and with an NYSE listing under the ticket, ticker VLDR. For valuation, our transaction equates to a pro forma enterprise value of approximately $1.6 billion, roughly 2.3x projected 2024 revenue and a post money equity market cap of about $1.8 billion. At this valuation, current Velodyne shareholders will own more than 80% of the post-closing equity after accounting for $50 million of cash to certain selling shareholders. We are funding the business through a combination of cash, currently held in our trust account, newly-issued shares of Graf, and proceeds from a placement of $150 million PIPE subscribed and fully committed to by institutional investors, including existing Graf shareholders. Post-closing, we expect Velodyne will have about $200 million cash on its balance sheet to fund operations, continue its strategic business development efforts, and maintain and extend its dominance in the rapidly growing lidar market. We've looked at over 100 transactions over the past year and a half and it was certainly worth the wait to deliver Velodyne Lidar to you. Next page, please.

Jim Graf: So today is really all about the Company going through its presentation, but before handing off to Velodyne’s management team, I wanted to give you five quick highlights and why we are particularly excited about the situation, and the presentation will support each of these points. First is in the industry trends. We believe lidar is at an inflection point after years in the R&D labs, lidar is now going into commercial production. So we are at a very important inflection point for the widespread adoption of lidar, not just for automotive, but in many other industries and applications. Lidar is clearly here to stay. Second, Velodyne Lidar is very clearly the market leader in the space. It was the pioneer. Velodyne has over 70% market share, over 300 customers, and it's booked $570 million in revenues to date. This is the lidar player in an industry that is just taking off. Third, because of its established market position, Velodyne has been able to establish deep, defendable, competitive moats. It takes years to establish OEM relationships, and they have done that. They are the most-, they have the most comprehensive proprietary patent protected IP, have the broadest product offering for their customers, and this transaction will help support and deepen these moats. Fourth, because of these deep moats around Velodyne, it can grow and maintain its margins. As a result, the business has a clear path, positive EBITDA and cash flow. Fifth, what gives us confidence in this inflection point for Lidar adoption is that today the Company has over 800 million in contracted revenues in hand. The number of awarded and signed contracts have grown from three at the beginning of 2020 to 16 today. So as we look out to 2024 about 50% of the 2024 revenues is from contracts already in hand. This gives us conviction and confidence in pricing off the 2024 projections. The final point I'll make is that this will be a scarce investment opportunity as the only pure-play lidar company in the market. We expect to have about a billion eight post-money equity value and no debt. So this is a company that's going to have scale. We expect we'll have a solid following and we believe it is ready and attractive for the public markets. Michael and I are really excited about this and could not be happier or more proud to partner with David Hall, Anand, Drew and their team. With that, I'll pass off to Anand for his presentation. Thank you.

Anand Gopalan: Thank you, Jim. Thank you, everyone, for giving me this opportunity to tell this really exciting story about Velodyne. Again, my name is Anand Gopalan. I'm the CEO of the company. So let's start with page eight. Simply put, we are the eyes of the autonomous revolution. We are part of a big secular megatrend. And Velodyne effectively provides the critical technology that allows machines of all sorts to perceive the world as they move through it. And in this, we are the first mover and the market leader uniquely positioned to be able to take advantage of the inflection point that the industry is facing today. And this vision starts with our founder, David Hall, who invented this technology in 2005. But Lidar has come a long way since then. It's no longer this big thing that sits on the roof of your car. It's actually this tiny thing that I am holding in the palm of my hand. And this has created a vast array of applications that are scaling from the research and development labs of our customers to mass commercialization. And to address the question of why we will win in this space, we are the first mover and have been the dominant player for years. We have the most complete product portfolio in this space and we have a cumulative track record of actually being

Anand Gopalan: We have a broad based set of customers. Virtually every major OEM and tech company is a Velodyne customer. We have global sales presence and ability to actually deliver this technology with mass manufacturing capabilities across all of these different end markets beyond not just automotive. And finally, we are backed by industry leading strategic investors, including Ford, Baidu, Nikon and Hyundai Mobis. That really makes us uniquely positioned to be able to capture this inflection point. So on slide 9, looking at our history, you start to understand how we have become a category leader ever since the invention of the technology by the company's founder. We have 15+ years of experience in the space and have heavily invested in technology and R&D. We have the broadest portfolio out there. Recently we announced $100 lidar called Velabit, which is an industry first of its kind. Startups in the space simply cannot replicate this level of scale and success, and they cannot replicate this history of what we have accomplished and much less what they plan to do in the future. And of course, throughout this history, we have been supported by the strong base of strategic investors and partners, as this slide shows. And so all of this has led to not just a really exciting technology study, but a real business.

Anand Gopalan: We projected 2024 revenue to be over $680 million dollars, of which roughly half is contracted today through 16 signed and awarded multiyear agreements. We have more than 300 plus customers who are using our Lidar devices backed by 55 grant- granted and pending patents, including some of the most fundamental patents around Lidar. And to date, we have shipped over 40,000 units. So this is a real business that is the market leader and capable of scaling this technology. On the next slide, we give you a brief glimpse of our product roadmap. You know, you can start to understand when you look at the breadth of this roadmap, the- the strength that we bring to the table backed by multiple architectures and software, in addition to our hardware expertise. We are the only one in the marketplace with this level of breadth and sophistication in the in the Lidar space. And what sets us apart is our embedded signal processing software, our proprietary calibration manufacturing techniques, our Micro-Lidar Array technology, which I'll talk about a little bit more, our custom ASIC technology, and our deep and broad IP portfolio. All of this are brought to bear to create this complete product portfolio that we can deploy across all of these different end applications. On the next slide, our vision is further enhanced by this- by this piece of the puzzle, which we are already executing to, which is to add high margin software subscriptions to our extensive hardware installed base, and which we have as a result of our lead in the space.

Anand Gopalan: So this year we are coming to market with an entire suite of ADAS software solutions and we are working with several major OEMs to deploy these solutions into their systems. First and foremost, we are bringing to market a Lidar base collision warning system. There are a lot- there have been a lot of studies done recently that show that automatic emergency braking systems, which many of us have in our cars, work very poorly when it comes to detecting pedestrians and bicyclists. These systems, which are often camera based, seldom work well in the daytime, and they never work in the nighttime or have a very hard time working in the nighttime because again, they are using passive sensing technology. We are introducing a Lidar based system with very low ASPs that are far more accurate and at work anytime day or night across many different conditions. As you can see in the video, in the right, the system is able to track all sorts of dynamic objects, whether it's cars, vehicles, pedestrians, bicyclists. And is actually able to predict collisions based on their velocities and provide warnings. The system could even take control of the brakes in the case of a, say, stopped-light functionality.

Anand Gopalan: So beyond the incredible level of safety and potential-life saving implications of technology like this, it also provides a path to margin expansion for our business. Ultimately, this resembles an Apple-like model where we utilize the breadth of the hardware installed base and add further value through our software offerings. Next slide. You know, there are a few key investments that have really given us clear line of sight and to be able to strategically drive down ASPs and drive up mass market adoption of this technology. The first is our own custom ASIC technology, where we started our custom ASIC development about four years ago. This is the classic electronics playbook of taking a lot of the functionality of the Lidar and collapsing it into a couple of pieces of silicon leads to significant reduction in bill of material cost and significant level of scalability and reliability. The second one is our own manufacturing IP and packaging IP that we call the Micro-Lidar Array. The best way to describe this is we can load lasers, detectors, pieces of silicon and micro optics into a fully automated machine. And on the other side would come out a fully align A-Channel array the size of a postage stamp. And this effectively has allowed us to take out all the critical parts of manufacturing a Lidar and make- make it look like a fully automated wafer-scale like process, driving out the dependence on manual labor and giving us clear line of sight into being able to scale the technology from hundreds of thousands to million units a year.

Anand Gopalan: And we are the only ones in the business who know how to do this. And that's a big moat around our business. The third one is our manufacturing partnerships that we have developed over a decade plus time of working in the space. We're able to take these technologies that we have developed and deploy them with our manufacturing partners, moving ourselves into an asset-light model. These partners are letting- often run their factories in low cost geographies such as Nikon in Japan and Thailand, as well as Fabrinet in Thailand. Oh, we continue this transition and we have executed this transition already with some of our products. We fully transitioned one of our high volume products to Fabrinet in Thailand, even in the midst of the challenging COVID pandemic, and we are in the process of doing further transitions later this year. It's important to realize that these are investments that we have already made, and we are starting to realize the benefits of these investments that prepared us incredibly well. to be able to be able to take advantage of this inflection point as the business continues to scale.

Anand Gopalan: The next slide. Oh, I think, there you go. So, as you can tell, we have really positioned ourselves well to meet the growing demand for the technology with our customers. We have a domestic mega factory located in San Jose, California, which serves as our headquarters, as well as a home for our R&D efforts and pilot lines. We have our factories with Nikon in Sendai, Japan, as well as Fabrinet in Thailand. This transition really allows us to avoid capacity constraints as the demand continues to grow exponentially for this technology and really avail ourselves of low cost labor in some of these geographies.

Anand Gopalan: Next slide. I think this is probably a good time to start to talk about really some of the myths about lidar. So this is a little bit of a myth busting slide when a lot of people think about lidar, their views about lidar are really three, four years old, you know, circa 2017, as is shown on the slide. And they often think of this big spending thing that's on the roof of your car and that's not very reliable, and that costs seventy five thousand dollars. As this slide shows, that's far from the truth as it as it is today. Today lidar is not just an autonomous vehicles or a robotic study. As you can see, autonomous vehicles are an important but as a fraction of our revenue. Today, we're talking about lidar across all of these different other applications for an advanced driver assist systems, delivery, robotics, smart cities and so on. And all of these applications are scaling. The other myth about lidar is that it's very expensive. Today, we have a vast array of products going from hundreds of dollars to a few thousand dollars in a variety of different form factors. So really, we are no longer limited by a single form factor of the spinning lidar either. And furthermore, there is another myth that lidars are not robust, reliable technologies. Today, we are developing and building lidars that effectively can last in 10 plus years in very harsh automotive environments.

Anand Gopalan: And obviously, this is what does opened the door to this incredible array of applications. And this slide really gives us a glimpse or a snapshot into that vast commercial opportunity that we are seeing. This chart shows you a hundred and sixty five different projects that we're tracking as a point in time for the usage of lidar amongst our customers who we talked to and interact with. All put together, this pipeline represents approximately a six billion dollar opportunity that we are tracking across these different applications. And we're seeing significant momentum in this pipeline. In February of this year, we were tracking about one hundred and thirty one projects. And today we are tracking one hundred and sixty five. And we have made serious progress in being able to convert these contracts into wins as well where with 16 signed and awarded contracts across various end markets, which we will get into a little bit later. But from this chart, we see that lidar is no longer just an AV story. More than 50 percent of our revenue comes from non-automotive applications. All of these different applications are scaling. And you can see significant momentum as many of these applications transition from research and development to mass production. Next slide.

Anand Gopalan: You know, talking a little bit more about our competitive moats, it's really important to understand what are the barriers to entry in this market. First, of course, is the technology differentiation. You know, we have the industry leading technology backed by a very healthy and deep global backing portfolio. The other aspect of this is the lengthy and rigorous validation process that our customers put this technology through before it shows up on an end system. It's very hard to design out the technology once you have through been through this rigorous validation process both on the hard- hardware and software front. Finally, after you've gone through this process, we engage in long term contracted volume arrangements. As I said before, we have 16 signed and awarded multiyear contracts and continue to get make progress and negotiate many more. Historically, once we get to an RFQ phase, we have very high win rate converting those- those into an awarded contract. All of this results in an incredibly deep moat around the business, very high switching costs and really, a customer has already spent many years and millions of dollars validating and designing their systems with our technologies. So this is the same chart that I showed you before, which was broken down across different applications and this one is just broken down across different contract stages.

Anand Gopalan: And this, again, just represents a snapshot in time off the active pipeline that we attract. In February of this year we were tracking 131 projects. But in the last three months, we've added 34 additional projects to the pipeline. We had only three signed and awarded contracts in the beginning of this year. Now we have 16. And so we really not really seeing tremendous momentum in the marketplace, but tremendous momentum in our ability to convert those opportunities into signed multi-year agreements with our customers. Furthermore, we are very well-positioned and have a clear strategy in order to be able to capture further opportunities that are not in this pipeline. This is- this- you know, this is we are pursuing several initiatives to allow us to do that, capitalizing on regulatory and end-customer demands for safety in transportation across the board. Our ability to win additional long-term commercial contracts, our ability to actually be able to serve high-value markets with low ASP, attractively priced technology, our ability to expand our manufacturing partnerships worldwide, developing licensing opportunities that will allow us to find other ways to monetize our technology, expanding our global customer base and channel relationships, expanding our software offerings, as I already spoke to you about and then finally, inorganic growth by pursuing acquisitions such as the Mapper.ai acquisition that we completed about a year ago.

Anand Gopalan: So to bring it back all together to describe the competitive moats that we have developed around this business. First and foremost, it's the deep, entrenched customer relationships. Our customers have often spent years and millions of dollars developing hardware and software around our technology. This has created very high switch-over costs and very sticky relationships that continue to develop over time. Our technology innovations are able to drive, strategically drive ASP reductions across the board. And by doing this we have enabled mass market adoption of lidar across all of these different segments. These reductions are driven by our own technology investments in manufacturing and ASICs, as I talked to you about. And so this creates an incredible moat around the business. Also because this is not an easy one to replicate across by other players. The third one is really a, a strong, defendable IP portfolio. We have the fundamental patents around some of the lidar architectures and we believe that we are very well protected by it, by a global patent portfolio. We have a, the fourth one is a breath of our product portfolio. Often our customers will have very different use cases in different applications for lidar. We have the broadest and most diverse portfolio that allows us to cater to all of these customers' needs across many different segments.

Anand Gopalan: Finally, the access to capital. This transaction in itself creates a well-capitalized balance sheet that will allow us to drive its selective industry consolidation and further our lead in this space. So all of these moats really make for a very strong, defendable position in the lidar space. You see here that all of this is made possible by Velodyne's exceptional management team with an incredible depth and breadth of experience. Again, you know, David Hall is the Company's visionary founder, serial inventor, who has pretty much created the industry of autonomy. He's transitioned to an executive chairman role, but will remain very involved in the engineering and technology vision of the Company. While he's handed over day to day operations to myself, to me and really his vision is to see lidar technology proliferate across the world in all of these different applications making autonomy safer. The combination with Graf Industrial and the addition of Jim Graf and Michael Dee really will add a depth of operational expertise by these really industry veterans, and that will ensure Velodyne will continue to execute on its vision, continue to innovate, and remain the industry leader that it is today. Thank you. With that, I will transition to Drew to talk about the financials.

Drew Hamer: Thank you very much Anand. Everybody, it's a pleasure to be here today. Thank you for joining. I'm Drew Hamer, I’m the CFO of Velodyne Lidar. I believe we have a very exciting story to share with you as Anand has already introduced you to much of the business, as has Jim. And what I'm about to start talking about here are the financials, which I'll walk you through this journey, which has just been a tremendous experience for me to be part of and I'm glad to be sharing it with you today. Our journey with our customers is probably the most important thing that we need to understand before I start jumping into the financials. So I get to spend a few minutes on this slide to just make sure to reiterate actually some of the stuff that Anand has already covered in his previous slides. So in our relationship with our customers and the contracts that we are ultimately awarded and signed with those customers, we spend about two years working with them, doing R&D projects Anand, David, our R&D team they get to know the customer, they help the customer understand what a lidar is, they get to understand how the different components work, they get to talk to them about the applications they may have and then a customer will finally decide which sensor they want to use in a particular product and at that stage, they start moving down an RFI, RFQ process with us, which will result in our being selected as the design win, if you will, with our customers. That's actually just the next stage in a very long journey. So we've already been working with these customers for two years. We've established a good working relationship and understanding of each other. And now the customer takes our product and they start a process where they have to design it into their solution that they will probably be launching a year or two out. And right before they launch that, as they go through the contract phase, they talk to us about what product they're going to launch it in, what sensor they're going to use, how many products they expect to sell in a particular year and then they start to tell us how they'll do each year after that and they negotiate with us on a volume and pricing basis for each of those years because they need to understand what they're going to be able to buy the solutions from us. What price are going to be able to buy the solutions from us at. And then we also need to know so we can set up our systems to anticipate that demand and be able to deliver on those volumes. Then a customer will take between a year and two years, as you can see down here at the bottom, and the green and the gold. And they'll actually spend time designing the product into a solution. If it's a car, they have to figure out where they're going to put the lidar device, the sensor, they're going have to get the engineering team to design the roof and figure out how they're going to match it up with the windshield, they have to figure out how the electrical system is going to be plugged in and connect that to their computer system it'll have software in it that they develop and then they have to have that connecting all the wheels for the brakes and they have to have it connected to the gas pedal and it all has to be tested. These cycles, can last from a year to two years. As they go along, as they get a deeper and deeper into that process, they're switching costs become extremely high because in almost all of these solutions we are a sole provider to these customers today. The benefit of that is, of course, that these contracts, as they approach each year than they give us a firm PO and they let us know this is the number of units we're going to need next year so that we can go out and negotiate with our contract manufacturers and our suppliers on the volumes that we need in order to meet the demand of the customers. This is a great process for us. We're very used to it and it's running very successfully for us. But as a result, we do have deep aligned relationships that have these high switching costs with our customers.

Drew Hamer: The impact of all this work and effort and getting these contracts has yielded what Anand was talking about earlier. And on this slide, you can see that we have approximately $837 million in signed and awarded contracts going out through 2024. And behind this, there's an additional $4 billion of pipeline as of June 1st. And I emphasize June 1st because it's really important to prepare a slide like this. I have to pick a date and time. And at that date and time, I can make all of this analysis and provide you with this information and as Anand alluded to earlier at the beginning of the year, our project tracking system only had 130 contracts in it. Now we're tracking 165. This is significant because we're expecting as we go forward that contract pipeline will only continue to grow and give us greater visibility, predictability and eventually stickiness with our customers in the revenues because we're going to seek additional contracts that will lead to signed and awarded deals. Now, another part that's really important about this slide is the evolution of the signed and awarded contracts. As you can see here on this slide at the beginning of January 2019 we had 1, the beginning of January 2020 we had 3 and as of June 1st of this year we had 16. Again, significant improvement. When we're looking at these numbers you start to see this ramp go, it's becomes reasonable to suggest that by the end of 2021, we should have as many as 50 signed and awarded contracts. So our pipeline will continue to grow from June 1st. The number of contracts that move to signed and awarded will continue to grow as we go past June 1st. And that will give us further visibility and confidence in these numbers as we go forward to hitting our projected revenue targets. Now, the other key thing for me when I'm looking at this, because people should be wondering, well, why should you be confident these numbers in the out years? First of all, coming from multiple contracts in each year. So even if a contract moves in or out, there will be other new contracts that are going to be coming out of that pipeline. For example, in 2024, we have approximately $1.7 billion as of June 1st that is just the pipeline. And I'm looking to fill the void between $326 million and $684 million. It's entirely reasonable to suggest we'd get $360 million dollars out of a $1.7 billion dollar pipeline that's as of June 1st, 2020. And then therefore our expectation is this pipeline grows and we go forward and we could anticipate that that will also gain momentum and get some more traction and we'll have lots of different contracts. So we have delevered the model or derisked it because of the very, very different customers are going be in there. So, again, this has $837 million dollars of contracts out through 2024 and what that does is it leads to us being able to take a look at our revenues and gain greater confidence. In the years past, a lot of our revenues were kind of what we would call preproduction spot buys or R&D buys.

Drew Hamer: As I mentioned a second ago, it was Anand and his team and the engineers and David working with our customers and they’d buy a few units. They might pay a very high price so we’d sell a few units and that resulted in us being able to generate revenues but they were they were not as predictable and reliable as having a multi-year contract. Now, as a result of the last three and a half to four years of work that Anand and David have done with the customers, they've listened to the customers, they've heard the customers tell them how lidar needs to be more affordable for the consumer and they've figured out ways to design products that can be sold at a lower price, both through the selection of the materials they're to use based upon the deep supply relationships they have. They can ask their suppliers about the pricing and then select the right materials so that are ready for good to go to the market. They also develop the proprietary technologies in our MLAs and our ASIC chips. They developed a proprietary manufacturing process to develop those ASIC chips and those MLAs. And then, of course, we've chosen locations where the labor costs are significantly less than what we're paying in the United States. The impact of all that has allowed them to launch a new series of products we call the Vela family, and it's given us great predictability in the revenues. And so this model as you're looking at it on this page reflects the signed and awarded contracts from the previous page as a bottoms up build to give us a sense of how our product mix will go, what we'll end up in the future. It also gives us a sense of how these commercial contracts are working for. So at the top, we can see that we're going to have about a 60% CAGR going out through 2024 to get to $684 million. And that $684 million will generate about $150 million of EBITDA and $100 million of free cash flow. And how we get there, as you can see in the bottom half of the screen here, it's because our new products will be coming out and being purchased and sold at mass volumes with our customers at lower ASPs that are affordable to their customers. And remember, the price has to be low enough from us to our customer so they can sell to their customer and their customers, the end user, who has to be able to buy it. So as Anand mentioned earlier, we have product as low as one hundred dollars up to a few thousand as we get out into 2024. This is a significant transition in the business. It's a major inflection point in the business. And at the same time, all the work that Anand and David have done of building these proprietary technologies and solutions and processes is a significant advantage over other businesses that are out there in the lidar space, it creates a tremendous moat for the business. Another thing we should be looking as we're looking at the bottom half of the screen, is the subscription revenue we anticipate will start to come into our model in 2023 and 2024.

Drew Hamer: Our subscription business will start to produce revenues in 2023 and 2024 as those products start to enter the market that Anand was demonstrating to you in a previous slide. The impact of all of this revenue growth and all of the work that they've done in bringing down the costs is giving us line of sight to profitability in 2024 of $150 million dollars approximately. As you can see, we're in a tremendous transition point. The inflection point is achieved with our contracts and it's giving us great confidence in our ability to start driving the company forward. In addition to that, we also have line of sight to being free cash flow positive. The reason we're free cash flow positive is not only because of the increase in revenues, but because of the improvements in our business. The transition to being a fabless operation of working with contract manufacturers is it's allowed us to further derisk the business model because we've transferred significant fixed overhead costs to the contract manufacturers that are associated with having a manufacturing facility in the United States. In addition to all the other items that we talked about. In addition, the contract manufacturers also picked up a substantial portion of any costs related to setting up any of the assembly processes. So as a result, when you're looking at this model, our capital requirements between 2021 and 2024 are only about $26 million. And that's mostly just for some minor retooling that needs to go on in the business. And the impact is that it's put us in a very unique position to be talking to you today about doing an equity raise that'll be the last time we really need to come to the markets because going forward, the business will start to generate cash flow positive and be very successful at that. Now, getting this leverage, of course, has been a result of a couple of significant activities in the business. For starters, it's the things that Anand has already talked about that will be driving gross margins up.

Drew Hamer: The first thing here that's driving gross margins up, of course, is the miniaturization of our technology through the MLAs and the ASICs that we'll be providing our customers. So we've taken the labor costs out of manufacturing and the MLA products by putting it into a proprietary manufacturing process, and our ASICs takes many of the costs of our traditional rotational lidars and it puts it on a small chip, which is significant because now we can use our proprietary manufacturing processes to produce at high yields, and it also makes it very predictable to be able to meet the demand of our customers as we move from tens of thousands to hundreds of thousands to a million units a year. We can now do that very predictably with our proprietary manufacturing processes, which will also require a smaller footprint because of the nature of how they work. We'll be able to do that in our contract manufacturer locations that Anand mentioned earlier at Nikon, we’ve brought up Fabrinet, which is very significant even during the COVID-19 era here. Our COO managed to get all of that transitioned over to Thailand, and his team, I should say. It wasn’t a one-man show and they managed to pull this off, which was really phenomenal. But it also shows the strength of our COO and the manufacturing operation that we have going on behind our company.

Drew Hamer: The other thing that's really important as we move to those low cost locations, we brought up Thailand, of course, is that we've got Thailand up and running now as of June 1st, and the impact is that it, it's generated a 50 percent cost reduction in the manufacturing in the units that were being manufactured in the United States. This is primarily driven by our being able to get labor in Thailand about one twentieth of an hour of what we're paying in the United States. That's a first step and significant step in bringing our costs down as we go forward. Of course, another step that's going to continue as we go forward is as more of our products use the MLA and ASICs chips, of course, the cost, the manufacturing of those products is significantly less expensive than our current rotational products. And then the last step that's a big step forward for us, of course, will be we get to use large volumes with the sensors, we'll be able to get additional savings through our supply chain. And then the last thing we see here in this slide is we get out to 2024 and 58 percent gross margin, is that’s where we'll start benefiting in 2023 and 2024 from sale of our soft-, our software products.

Drew Hamer: That is the first and most significant step in unlocking the leverage in this business and allowing us to drive towards profitability. Three other key areas that we should be focused on and thinking about how we're going to get to being cash flow positive and being a profitable business are really focused around these items on the screen. The first is R&D. We have made the investments over the last three and a half to four years in developing and designing the MLAs, the ASICs, the proprietary manufacturing processes, setting them up, testing them, making sure we can meet customer demand and getting these customer contracts that we now have that are going to be out. By the way, to get on that contract list I showed you earlier it had to be a minimum of a three year agreement with the customer. We have a three, five, seven years, but had to be a minimum of three, or we didn’t include it on that list. So now we have these multi-year contracts as a result of all the R&D work that's been done. As we go forward, however, David, Anand and I have had long conversations about how much are we going to be spending on R&D as we go forward, and the conclusion, we very consistently come to is that lidar is a nascent industry. We honestly believe that a lot this bit, this industry's going to be something where you're going to have lidar in everything in 20 or 30 years. It’s going to be like the cell phone. As a result, we're expecting that we're going to consistently be developing new products each year, some that we're already identified, so we have a three to four year, um, R&D roadmap for that for the team that's currently working for us. And then there are others we know are going to come as we continue to innovate and develop new lidar technologies, because our customers, who we talk to and work with are telling us these are the things that they need. So as we go further out into 2024, we'll continue to invest in R&D, but still, the contracts that have already been put in place because of the investment we already made, will be generating revenues at a level that will allow us to bring that R&D spend down to about 20 percent of revenues. Similar situation is going on with sales and marketing. In sales and marketing, our sales organization today has been very focused on that first purchase or maybe the spot buy, the R&D buy, for customer, which R&D, spot buys basically mean you have to go out and sell them over and over and over again.

Drew Hamer: Now that we have multi-year contracts with customers, the sales organization will split between these people who are doing that first buy, we’ll call them the hunters, and it'll be, it'll start to transition to where we have a separate group of people who will carry a much larger component of our revenue as a responsibility to ensure it gets delivered off of these multi-year contracts. As a result, the sales and marketing expense should naturally find its way down. We're expecting it to be about 10 percent in 2024. The last area where we are going to get leverage is, of course, the G&A organization, the G&A organization today is designed to be SEC-ready. We've hired all the people with the technical skills. We've put in place all the systems that we need. And we have the processes and procedures to be an SEC-ready company as we speak today. As the company goes forward, this group of people will naturally scale with the organization and we'll see the G&A expense come down to about 7 percent by 2024. When we're looking at this slide, when you look at 19 and you look at 2020, there are expenses in there related to the protections of patent and legal bills associated with protecting our patents, and based on what we're seeing now and the discussions we're having in the docket we have with the courts, we expected that those services will be done by the end of 2020. So what you really see here is you look at ‘21 and beyond is that organization that is the underlying team that makes up the R&D team. I'm sorry, the G&A team, excuse me. So the combination of improving revenues, improving gross margins, leveraging the R&D, sales and marketing, G&A organizations allows us to get to being a cash flow, positive and profitable company as we go out towards 2024.

With that, I'm going to pass off the presentation to Michael Dee from Graf Industrial.

Michael Dee: Thank you, Drew. I'll now discuss the key terms of today's transaction. It's been our objective that this transaction terms be clear and show investors that the focus is really on Velodyne Lidar as a public company in the future. And that the transaction terms are easily understood. This transaction values Velodyne at a $1.6 billion pre-money valuation with an implied pro forma market capitalization of $1.8 billion. We've secured $150 million in firm commitments for a PIPE, and that in combination with our cash in trust of $117 million, will allow us to deliver a minimum of $200 million dollars to Velodyne, and perhaps more, who will emerge as a newly public company with a robust balance sheet, virtually no debt, and approximately $200 million dollars of cash on the balance sheet.

Michael Dee: This transaction represents the first time investors will have an opportunity to invest in a pure-play lidar company, and also to invest with Velodyne’s visionary leadership and the blue chip strategic investors they are aligned with. As previously mentioned, this transaction is intended to get Velodyne to being free cash flow and EBITDA positive beginning in 2022. The existing owners of Velodyne, mostly company management and Velodyne strategic shareholders, will be rolling over all of their equity into this transaction. This will be subject to a six month lockup post-closing. The existing shareholders, led by Executive Chairman David Hall, will represent approximately 83% of the pro-ownership of the transaction, with the PIPE representing just under 9%, public shareholders just under 7%, and the sponsors just over 1%. This will be up to 50-, there will also be up to $50 million used to purchase secondary shares from existing investors who are neither part of Velodyne’s leadership nor their strategic investors. Further aligning the interests of the company's existing shareholders with the public shareholders, the current Velodyne owners and the SPAC sponsor of GRAF will be granted additional shares under an earn-out plan that will be triggered if and when Velodyne share price trades at or above $15 for 20 of 30 consecutive days at any time before six months following the completion of the business combination. The GRAF sponsor group has relinquished their founder warrants.

Michael Dee: On slide 30, we are valuing Velodyne at $1.6 billion pre-money for this transaction. We both consider the valuations achieved in Velodyne’s prior B and B-1 financing rounds of approximately $1.9 to $2 billion dollars. In addition to considering a number of public companies, although no direct comparables, we have looked at leaders in the computing and advanced hardware industries, machine vision solution pioneers and companies considered among the key disruptors blazing the path of the next generation automotive and mobility technology. As illustrated on slide 31, Velodyne’s year over year revenue growth, gross margin profile and EBITDA margin profile compares very favorably to the peer group that we have defined. We appreciate there's a lot of information in this and some of these slides, but these will be made available on the GRAF Web site and filed on an 8-K for your further review. On slide 32, you can see that this transaction values Velodyne at a meaningful discount to these peers on a multiple of revenue and EBITDA, and importantly in the middle set of figures, multiple of revenue when accounting for growth rates. I would note, as mentioned earlier, that this transaction represents a discount to the previous three B financing rounds, and this allows investors to realize, in our opinion, the full upside potential. On slide 33, we offer additional calculations showing the valuation range, according to a number of different peer metrics. We again, we believe this highlights the strength in the valuation.

Michael Dee: In conclusion, once again, we are excited and really pleased to present this transaction to the marketplace. We believe it's a compelling, on-trend and exciting business to bring to the public markets, and we're doing so at an attractive valuation. Thanks to a high concentration of contracted revenues, that Drew discussed, which is available in the coming years, a robust pipeline of new business opportunities across multiple large end markets, Velodyne will continue to occupy the dominant position and extend its market leadership. Jim Graf and I could not properly conclude today's presentation without a nod to the leadership of Velodyne, and in particular to its visionary founder, David Hall. David's technological and manufacturing genius is really reflected in the extremely high quality of management and engineering talent that he has and will continue to assemble. We are profoundly honored to be his partner in taking Velodyne to the next level as a public company.

Thank you, and this concludes today's call.